UNITED STATES
                       SECURITIES  AND  EXCHANGE  COMMISSION
                             Washington,  D.C.  20549

                                    FORM  8-K

                                 CURRENT  REPORT

                       Pursuant  to  Section  13  or  15(d)  of
                       The  Securities  Exchange  Act  of  1934

Date  of  Report  (date  of  earliest  event  reported):           May  3,  2002

                            UNIVERSAL  MEDIA  HOLDINGS,  INC.
             (Exact  Name  of  Registrant  as  Specified  in  its  Charter)

                                     Delaware
                 (State  or  Other  Jurisdiction  of  Incorporation)

        000-28459                                       22-3360133
(Commission  File  Number)                    (IRS  Employer Identification No.)

44  Delafield,  New  Brunswick,  New  Jersey                               08901
(Address  of  Principal  Executive Offices)                           (Zip Code)

                                 (403)  678-9763
              (Registrant's  Telephone  Number,  Including  Area  Code)

                                 Not  Applicable
          (Former  Name  or  Former  Address,  If  Changed  Since  Last  Report)

Item  5.   Other  Events

     On April 19, 2002 Universal Media Holdings, Inc. ("The Company") entered into an agreement to purchase a 52% interest of INCOMM HOLDINGS, INC. (DBA GALAXY TELECOM) ("GALAXY"), a corporation organized under the laws of the Province of British Columbia, Canada. The Company will issue 2,000,000 shares common stock in exchange for 52% of the outstanding stock of Incomm Holdings, Inc. It is therefore expected that the GALAXY will become a subsidiary of The Company with its balance sheet and operations consolidated with that of the Company.

     GALAXY is a provider of integrated IP solutions with a primary focus on wholesale VOIP (Voice Over Internet Protocol), through which it presently terminates over 4 Million minutes per month into China. It has recently signed an agreement to provide telecommunications and engineering services in Mexico.

     The Company also will attempt to purchase up to $1,000,000 in convertible notes from GALAXY at some future date, the terms of which have yet to be negotiated.

     The Company has commenced its financial review of Incomm Holdings, Inc., and anticipates that the appropriate and necessary review and audit will be completed and filed within the prescribed time after completion of the purchase.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              UNIVERSAL  MEDIA  HOLDINGS,  INC.
                                                      (Registrant)


                                              By:  /s/  Douglas  Thiessen
                                                  ---------------------------
                                                  Douglas  Thiessen,
                                                  Chairman  of  the  Board
                                                  and  President
Date:  May  14,  2002